Exhibit 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Victor Tong, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that the quarterly Report on Form 10-Q of PacificNet Inc. for the nine  months ended September 30, 2008 fully complies in all material respect with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of PacificNet Inc.

I, Phillip Wong, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that the quarterly Report on Form 10-Q of PacificNet Inc. for the nine  months ended September 30, 2008 fully complies in all material respect with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of PacificNet Inc.

Dated: November 21, 2008

By: /s/ Victor Tong
Name: Victor Tong
Title: Chief Executive Officer
(Principal Executive Officer )

By: /s/ Phillip Wong
Name: Phillip Wong
Title: Chief Financial Officer (Principal Financial Officer)